Exhibit 99.2

ION Earnings Call Q1 2011 Earnings Call Presentation May 5, 2011

Earnings Call Introduction Corporate Participants & Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact DRG&L at 713 529 6600. If you would like to listen to a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website - www.iongeo.com for approximately 12 months. BOB PEEBLER ION Geophysical Corporation CEO BRIAN HANSON ION Geophysical Corporation CFO

Earnings Call Introduction FORWARD-LOOKING STATEMENTS The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Great Start to the Year Q1 2011

Quarterly Highlights Q1 2011 Consolidated results exceed internal expectations. Strong performances by marine and multi-client businesses. Slow start by data processing and sensor geophone businesses. Expect strong 2011 results for multi-client projects in shale plays. Anticipate improved data processing results in the second half of the year as the pipeline grows. INOVA showing improvement and on track with R&D, but negatively impacted by recent events in Libya. Shape of 2011 by quarter potentially a repeat of 2010.

Financial Overview Q1 2011 Solid first quarter performance delivering break-even results. Revenues of $91 million for the first quarter compared to $89 million for the prior period. Excluding Legacy Land Systems (INOVA), revenues increased 25% to $91 million compared to $72 million. Record first quarter revenues of $38 million for our multi-client business driven by strong interest in our multi-client programs in Northeast Greenland, East Africa and Brazil. Solutions backlog grew for the second consecutive quarter with 30% growth over prior quarter. Full-year expected investment in multi-client data libraries increases $20 million to a range of $110 million to $130 million with 70% of total investment expected to occur in the second half of 2011. EBITDA doubled to $30 million. Cash from operations of $52 million increased 102% with approximately $37 million of free cash flow generation. Financial performance for 2011 is expected to be back-end loaded as in previous years. ION breaks even for Q1 and reiterates 2011 financial performance to be back-end loaded. [ 6 ]

Financial Overview Trailing Twelve Month (TTM) Revenue Comparison Trailing Twelve Month (TTM) Revenue Comparison Trailing Twelve Month (TTM) Revenue Comparison $ Millions [ 7 ] (CHART) Including Legacy Land Systems Excluding Legacy Land Systems Solutions Systems Software $ Millions

Solutions Segment Q1 2011 Financial Overview (CHART) (CHART) Revenue by Type Multi-client CapEx Investment Solutions Backlog $ Millions $ Millions Q1 2011 $105 M Actual Investment Minimum Forecasted Investment Data Processing Data Libraries New Ventures Q3 2010 $77 M Q4 2010 $81 M Revised Minimum Forecasted Investment

Software Segment Q1 2011 Financial Overview Q1 2011 Financial Overview Q1 2011 Financial Overview £ Millions Revenue by Type (GBP) Services Software Systems % of Seismic Vessels with Orca Orca Vessel Conversion 44 vessels 2011 (CHART) Orca-Permanent * Includes 42 permanent installations and 2 rental system installations Other 44* vessels 2010

Systems Segment Q1 2011 Financial Overview Q1 2011 Financial Overview Q1 2011 Financial Overview $ Millions Revenue by Type Towed Streamer Equipment OBC Other

Financial Overview Balance Sheet as of March 31, 2011 (CHART) (CHART) Capital Employed Financing Cash & ST Investments Net Fixed Assets Multi-Client Data Library Goodwill & Equity in INOVA Equity $ Millions $ Millions Other LT Debt Net Debt of $0* * Net Debt = Total Debt ($101M LT & $6M ST) less Cash & ST Investments $101M $101M $138M Remaining Working Capital [ 11 ]

Financial Overview Liquidity & LT Debt as of March 31, 2011 (CHART) (CHART) Liquidity of $238M LT Debt of $101M Cash & ST Investments Undrawn Revolver Term Loan Facility & Equipment Leases 3% Revolver and Term A both mature in March 2015

Financial Overview Cash Flow Three Months EndedMarch 31, Three Months EndedMarch 31, SUMMARIZED CASH FLOW 2011 2010 Cash from operations 28,964 5,232 Working capital 23,162 20,565 Multi-client investment (11,907) (5,215) PP&E Capital Expenditures (3,674) (1,268) Free Cash Flow* 36,545 19,314 Free cash flow generation of $37 million *Non-GAAP Measure

INOVA Geophysical Q1 2011 Financial Overview (CHART) Q110 vs Q111 Forecasted Revenues $ Millions Estimated Q1 revenues of $30 to $33 million with operating loss of $7 to $9 million and net loss of $8 to $10 million.* Approximately double the revenue of the same period last year. Further $6 million reduction in inventory in Q1 2011. Credit line capacity of $27 million in place to support 2011 growth. * ION to share in 49% of these estimated results

INOVA Geophysical General Market Observations/Operational Highlights Strong vibrator sales in Q1 (27) with healthy order book going into Q2. Continued BGP purchases totaling $11 million for Q1. Effect of situation in Libya, Yemen and other Middle East/North Africa countries negative in the short term; possibly positive in the long term if replacement equipment is needed. Opportunities beginning to increase in European region. Delayed start to cable rentals in Canada (late winter).

Financial Overview Summary Full-year results are expected to be significantly back-end loaded based on the following assumptions: Increased investment in multi-client libraries; Revenue recognition of the BGP twelve-streamer system; Increased momentum in our data processing business; and Potential for OBC sales.

[ 17 ]